AGREEMENT AND PLAN OF ACQUISITION
between
 iWORLD PROJECTS & SYSTEMS, INC.
and
MICHAEL W. YOUNG
for Acquisition of Control of
PROCESS INTEGRITY, INC
Dated
June 18, 2004

      AGREEMENT AND PLAN OF ACQUISITION ("Agreement") dated as of June 18, 2004 between iWorld Projects & Systems, Inc., a Florida corporation ("iWorld"), and
 Michael W. Young, ("Young"), an individual resident of Texas and sole shareholder of Process Integrity, Inc., a Texas corporation, ("PI").
RECITALS
      WHEREAS, the Board of Directors of each of iWorld and PI and Young deem it advisable for the general welfare of  both corporations and their stockholders that iWorld acquire all of the outstanding shares of PI; and
      WHEREAS, iWorld, Young and PI de at the Effective Time, as hereafter defined, desire to adopt this Agreement as a Plan of Reorganization and to consummate the acquisition as a stock for stock acquisition in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as
 amended.
      NOW, THEREFORE, iWorld, Young and PI agree that iWorld shall acquire all of the issued and outstanding shares of PI from Young and that the terms and conditions of the acquisition and the manner of carrying it into effect shall be as follows:
ARTICLE 1: 	THE STOCK ACQUISITION
      1.1	The Acquisition.  At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement, iWorld shall acquire all of the issued and outstanding shares of PI from Young in exchange for One Million (1,000,000) shares of the common stock of iWorld, representing approximately 16.67 percent of the issued and outstanding shares of iWorld.
This Agreement shall be submitted to the Boards of Directors of iWorld and PI in the manner prescribed by, and if required by, applicable laws and, if applicable, approved at meetings called for that purpose or by written consents in lieu of meetings.

1.2	Public Company Merger.	Following completion of the share exchange
 transaction contemplated in Article 1.1 above, iWorld intends to merge with or acquire a controlling interest in a publicly traded US company as a result of which the shares in iWorld acquired by Young, as provided in Article 1.1 above, shall be converted into shares of the public company on the same per share exchange basis as the shares of all other shareholders of iWorld are converted.
 The minimum value of the shares held by Young and his assigns derived from the original 1 million shares of iWorld issued to Young will be one million dollars during 2005, based on the average asked price for the shares as reported on such exchange where the shares are traded, for at least one day during the calendar year.  If at the end of 2005, the required minimum value has not been met, then additional shares of iWorld, or such public company as iWorld shall have merged with, shall be issued to Young so that the total value of all of the shares then held by Young shall equal $1 million, at the reported asking price for the shares on such market as the shares are then trading on.  It is recognized and agreed, however, that executives at both PI and iWorld, including Young, must work together to be successful, and that Young will not knowingly do anything to adversely affect the public stock price and will continue to be employed by PI through at least the end of 2005.
      1.3	Effective Time; Closing.  Immediately upon the execution of this
 Agreement by Young and the execution and adoption of this Agreement by the
 Boards of Directors of PI and iWorld and the satisfaction or waiver of the conditions set forth in Article 5, the parties hereto shall cause the stock acquisition to be consummated by executing, and delivering the acquisition documents as provided herein (the time of such execution being the "Effective
 Time"), and the parties shall take all such other and further actions as may be required by law to cause the stock acquisition to become effective.
      1.4	Effect of the Acquisition.  At the Effective Time, PI shall continue as a separate corporate entity as a wholly owned subsidiary of iWorld, all of the property, rights, privileges, powers and franchises of PI and all debts, liabilities and duties of  PI shall continue, and iWorld shall contribute such additional funds to PI as shall be needed to satisfy such liabilities, on the terms and as provided in this Agreement.
      1.5	Articles of Incorporation; By-Laws; Directors and Officers.
      (a)	At the Effective Time, the Articles of Incorporation of PI as in
 effect immediately before the Effective Time, shall continue as the Articles of Incorporation of PI until thereafter amended as provided by law.
            (b)	At the Effective Time, the By-Laws of PI, as in effect
 immediately before the Effective Time, shall continue as the By-Laws of PI until thereafter amended as provided by law, the Articles of Incorporation of
 PI and such By-Laws.
            (c)	The board of directors of PI after the Effective Time shall
be elected by written consent action of iWorld as the sole shareholder of PI entitled to vote thereon in lieu of an Annual or Special Meeting of
 Shareholders, to serve until their successors are duly elected or appointed and shall qualify.  The Board of Directors of PI shall consist of three members initially, one of which shall be Young.  The officers of PI shall thereafter be elected by the newly elected Board of Directors and shall serve until their successors are duly elected or appointed and shall qualify, and Young shall be elected as President of PI, at the Effective Date.
      1.6	Options and Other Rights.  All options and warrants to purchase PI shares granted by PI prior to the Effective Date, whether vested or unvested, which are outstanding and not exercised prior to the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto.
ARTICLE 2: 	WORKING CAPITAL
2.1 Additional Working Capital.  iWorld shall provide PI with additional working capital as needed minimum  through December 31, 2004 for the payment of outstanding PI bills as reflected on PI's balance sheet dated as of the
 Effective Date, for marketing expenxes and for on-going operations:


	Amount				Timing

	$  5050,000		On the Effective Date.
	    5050,000		30 days after the Effective Date
	    25,000		60 days after the Effective Date
	    2525,000		90 days after the Effective Date
	$150,000

An additional $15,000 per month shall be provided in June, July, August,
 September and October for payment of PI liabilities, both those reflected on the company's balance sheet and off-balance sheet debts (as identified on
 Schedule "1" and Schedule "2", attached).  Any additional capital contributions to PI by iWorld shall be determined as a part of the budget process for PI, with the participation of iWorld and PI.
      2.2	Debt Assumption.	Certain outstanding liabilities and expenses for
 operations of PI not currently reflectedlected on the financial records of PI, up to the amount of $200,000, will be reflected on the financial records of PI at the Efective Date by appropriate adjustment and will be paid on a schedule to be agreed with Michael Young.in due course by PI.  iWorld will, as needed, provide additional working capital to PI to pay or satisfy the specific liabilities and expenses to be paid , which are listed and reflected on
 Schedule "2".
      2.3	Breach of Agreement.		If iWorld does not fully fund Process
 Integrity through 2005 as provided in Article 2.1, then Young will have the option of buying back all shares of PI for $10.00 plus repayment of all capital contributions of iWorld to date, and cancellation of shares of iWorld, or such shares as they may have been converted to in a public company.  The option, if it arises, may be exercised by Young on or before December 31, 2005 by tendering to iWorld the full amount of the capital contributions of iWorld to PI to that date and the shares of iWorld or its successor then held by Young or his assigns, thirty (30) days after giving notice to iWorld of the failure to pay the amount of capital contributions required by Article 2.1, specifying the amount of any claimed deficit, provided that iWorld does not cure that failure by paying to PI any actual deficit in the capital contributions to be made to
 PI under Article 2.1.
ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF IWORLD
      iWorld represents and warrants to, and agrees with, PI as follows:
      3.1	Organization.	iWorld is a corporation duly organized, validly
 existing and in good standing under the laws of the State of Florida.  iWorld has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  iWorld is duly qualified to do business and in good standing as a foreign corporation in each other jurisdiction, if any, in which its property or business makes such qualification necessary.
      3.2	Authority Relative to this Agreement.  iWorld has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of iWorld and no other corporate proceedings on the part of iWorld are necessary to authorize this
Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by iWorld and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.
      3.3	No Conflict; Required Filings and Consents.
            (a)	The execution and delivery of this Agreement by iWorld does
 not, and the consummation of the transactions contemplated hereby will not,
(i) conflict with or violate any law, regulation, court order, judgment or decree applicable to iWorld or by which its properties are bound or affected,
 (ii) violate or conflict with either the Articles of Incorporation or By-Laws of iWorld or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of iWorld pursuant to any contract to which iWorld is a party or by which iWorld or any of its respective properties is bound or affected.
            (b)	iWorld is not required to submit any notice, report or other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.  No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by iWorld in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
      3.4	Capitalization.  As of the Closing, iWorld shall have authorized capital stock of 10,000,000 shares of common stock, of which 5,500,000 will be issued and outstanding at the Effective Date, including the shares to be issued
 under this Agreement.   All the outstanding shares of capital stock of iWorld
 have been duly authorized and are validly issued, and non-assessable.
      3.5	Transfer Restrictions.	There are no restrictions on the transfer
of shares of capital stock of iWorld other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this
 Agreement.  The offer and sale of all capital stock and other securities of
 iWorld issued before the date hereof and to be issued hereafter complied with or were exempt or will comply with or be exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.  iWorld does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of iWorld or any portion thereof; or any similar rights.
      3.6	Litigation.  No investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to iWorld is pending or threatened against iWorld, and no governmental entity or regulatory body has advised iWorld of an intention to conduct the same.  There is no claim, action, suit, investigation or proceeding pending or threatened against or affecting
 iWorld at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by iWorld pursuant to this
 Agreement.  As of the date hereof, iWorld is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to iWorld.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF PI AND YOUNG

      PI and Young, jointly and severally, represent and warrant to, and agree with, iWorld as follows:

      4.1	Organization.  PI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  PI is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.  PI has heretofore delivered to iWorld true, accurate and complete copies of its Articles of
 Incorporation and By-Laws as in effect on the date hereof and minutes of all meetings of shareholders and directors of PI held through and including the date of this Agreement.  PI is not in violation of any of the provisions of its
 Articles of Incorporation or By-Laws.
      4.2	Authority Relative to this Agreement.  PI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of PI and by Young, as the sole shareholder of PI, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.
  This Agreement has been duly and validly executed and delivered by PI and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.  This Agreement also has been duly and validly executed and delivered by Young and constitutes a valid and binding agreement, enforceable against him in accordance with its terms.
      4.3	No Conflict; Required Filings and Consents.
            (a)	The execution and delivery of this Agreement by PI and Young does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to PI or Young, or by which its or his properties are bound or affected, (ii) violate or conflict with either the Certificate of
 Incorporation or By-Laws of PI or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of PI pursuant to any contract to which PI or Young is a party or by which PI or Young, or any of its or his respective properties is bound or affected.
            (b)	PI is not required to submit any notice, report or other
 filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.  No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by PI or Young in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

      4.4	Capitalization.
      (a)	PI has authorized capital stock of One Million (1,000,000) shares of common stock, no par value, of which 499,999 shares are issued and outstanding, fully paid and nonassessable and free of preemptive rights, at the Effective
Date.  None of the issued and outstanding shares is the subject of any voting trust agreement or other agreement relating to the vote thereof or restricting in any way the sale or transfer thereof.  All the outstanding shares of capital stock of PI have been duly authorized and are validly issued, fully paid and non-assessable.  There are no options, warrants, conversion rights, subscriptions or purchase rights of any nature to acquire from PI, or commitments of PI to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is PI obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities.

      (b)	None of PI's outstanding securities or authorized capital stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of PI, any stockholder, or any other person or entity.  There are no restrictions on the transfer of shares of capital stock of
 PI other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement.  There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of PI.  The offer and sale of all capital stock and other securities of PI issued before the date hereof and to be issued hereafter complied with or were exempt or will comply with or be exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.  PI does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of PI or any portion thereof; or any similar rights.  Young is the sole owner of all of the outstanding shares of PI.
      4.5	Financial Statements.
            (a)	PI's balance sheets as of December 31, 2001, December 31, 2002 and December 31, 2003 (the "PI Balance Sheets"), and the related statements of income and retained earnings for the periods ending December 31, 2001, December
 31, 2002 and December 31, 2003 (the "PI Financial Statements"), all compiled by an independent certified public accountant, and copies of which have been delivered by PI to iWorld, fairly present the financial condition of PI as of said dates and the results of its operations for the periods then ended, in conformity with GAAP consistently applied for the periods covered.  The PI
 Financial Statements (x) were prepared in accordance with GAAP applied on a consistent basis, (y) are in accordance with the books and records of PI and (z)
 present fairly the financial position and results of operations of PI at the dates and for the periods to which they relate on a cash basis method of accounting.  PI has maintained its books of account on a cash basis in accordance with GAAP applied on a consistent basis, and such books and records are, and during the periods covered by the PI Financial Statements were, correct and complete in all material respects, fairly and accurately reflect and reflected the income, expenses, assets and liabilities of PI, and provide and provided a fair and accurate basis for the preparation of the PI Financial
 Statements and of the tax returns and reports of PI, except as otherwise provided in this Agreement.
            (b)	PI will deliver to iWorld at the Effective Time, Interim
Financial Statements which fairly present the financial condition of PI as of said dates and the results of its operations for the periods then ended, in conformity with GAAP consistently applied for the periods covered.
      4.6	Real and Personal Property.  PI does not own any real property.
PI has good and marketable title to, or valid leasehold interests in, all other assets used or held for use in the conduct of its business.  All of the assets owned or leased by PI are in all material respects in good condition and repair, ordinary wear and tear excepted, and well maintained.  There are no material capital expenditures currently contemplated or necessary to maintain the current business of PI.
      4.7	Absence of Undisclosed Liabilities.  Except to the extent reflected or reserved against in the PI Interim Financial Statements, PI does not have at the Effective Time any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities"), except for the Liabilities identified on Schedule
"1" and Schedule "2".
      4.8	Absence of Certain Changes.  Since December 31, 2003 (i) there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of PI, and
(ii) nothing has occurred relative to the business or prospects of PI which would have a material adverse effect on the future business of PI.  At the
Effective Time, PI will have liabilities payable to the parties listed on
Schedule "2" to this Agreement, which Liabilities are expenses or liabilities incurred for the benefit of PI by Young and which will be included in the PI financial statements for all periods after the Effective Time..
      4.9	Litigation.  No investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to PI is pending or threatened against PI, and no governmental entity or regulatory body has advised
 PI of an intention to conduct the same.  There is no claim, action, suit, investigation or proceeding pending or threatened against or affecting PI at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by PI pursuant to this Agreement.  As of the date hereof, PI is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to PI.
      4.10	Contracts.
            (a)	PI has provided iWorld with copies of all material contracts, agreements, leases, licenses, arrangements, commitments, sales orders, purchase orders or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written to which
 PI is a party ("Contracts"), including:
                   (i)	any Contract (or group of related Contracts) for the
lease of real or personal property to or from any person providing for lease payments in excess of $1,000 per annum;
                   (ii)	any Contract (or group of related Contracts) for the
purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or

receipt of services, the performance of which will extend over a period of more than one year, result in a loss to PI, or involve consideration in excess of $1,000;
                   (iii)	any Contract concerning a partnership or joint
venture;
                   (iv)	any Contract (or group of related Contracts) under which
 it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a lien on any of its assets, tangible or intangible;
                   (v)	any Contract concerning confidentiality or
 noncompetition;
                   (vi)	any profit sharing, stock option, stock purchase, stock
 appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers, and employees;
                   (vii)	any Contract under which it has advanced or loaned
 any amount to any of its directors, officers, and employees outside the ordinary course of business;
                   (viii)	any Contract under which the consent of the other
 party thereto is required in connection with the assignment of such Contract in connection with the transaction contemplated hereby;
                   (ix)	any Contract under which the consequences of a default
or termination could have a material adverse effect on PI; or
                   (x)	any other Contract (or group of related Contracts) the
performance of which involves consideration in excess of $1,000.
            (b)	All Contracts have been duly authorized and delivered by PI
and any third party thereto, are in full force and effect against PI and constitute the valid and binding obligations of PI and the respective parties thereto enforceable in accordance with their respective terms. As to the Contracts, (i) there are no existing breaches or defaults by PI thereunder or by the other parties to such Contracts except as disclosed in Schedules "1" or
"2", (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by PI thereunder or give cause for termination thereof except as reflected on Schedules "1" or "2" hereto, provided that insofar as the foregoing representation involves the actions or omissions of parties other than PI, it shall be limited to the knowledge of PI and Young,
(iii) none of them will result in any loss to PI upon completion or performance thereof and (iv) none of the parties to Contracts have expressed an indication to PI or Young of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts.
      4.11	Intellectual Property.
      (a)	PI owns or has the right to use pursuant to license, sublicense, agreement, or permission all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) mask works and all applications, registrations, and renewals in connection therewith, (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blueprints, sketches, storyboards, models, engineering drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) computer software (including data and related documentation), (vii) other proprietary rights and Know-how, (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium) and
 (ix) licenses and sublicenses granted and obtained with respect thereto, and rights thereunder ("Intellectual Property") necessary for the operation of the businesses of PI as now conducted and as proposed to be conducted. All of the Intellectual Property is identified and listed on Schedule "3" to this Agreement and will be owned solely and exclusively by PI at the Effective Date by appropriate assignments, bills of sale or other instruments, with the consent of any other party thereto to the assignments necessary to make the assignments fully effective without default or breach of any agreement.


            (b)	To the best of PI's and Young's knowledge after due inquiry,
 PI has not interfered with, infringed upon, misappropriated or come into conflict with any Intellectual Property rights of third parties and PI and Young have never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that PI or Young must license or refrain from using any Intellectual
Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any
Intellectual Property rights of any of PI or Young.
            (c)	With respect to each item of Intellectual Property owned by PI or Young:
                   (i)	PI at the Effective Time will possess all right, title,
 and interest in and to the item, free and clear of any lien, license, or other restriction;
                   (ii)	the item is not subject to any outstanding injunction,
 judgment, order, decree, ruling, or charge;
                   (iii)	no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the knowledge of PI and Young, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and
                   (iv)	PI and Young have never agreed to indemnify any person
 for or against any interference, infringement, misappropriation, or other conflict with respect to the item.
            (d)	With respect to each item of Intellectual Property used by PI or Young pursuant to any license, sublicense, agreement or permission:
                   (i)	the license, sublicense, agreement, or permission
covering the item is legal, valid, binding, enforceable, and in full force and effect, subject generally to the laws of bankruptcy and reorganization;
                   (ii)	the license, sublicense, agreement, or permission will
continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;
                   (iii)	no party to the license, sublicense, agreement, or
 permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;
                   (iv)	no party to the license, sublicense, agreement, or
permission has repudiated any provision thereof;
                   (v)	with respect to each sublicense, the representations and
 warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;
                   (vi)	the underlying item of Intellectual Property is not
subject to any outstanding injunction, judgment, order, decree, ruling, or charge;
                   (vii)	no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and
                   (viii)	PI and Young have never granted any sublicense or
similar right with respect to the license, sublicense, agreement, or permission.
            (e)	PI does not and will not, interfere with, infringe upon,
misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.
      4.12	Software.
            (a)	Except with respect to software programs licensed to PI, PI
is, and at the Effective Time will be, in actual possession of the source code of each software program used in connection with its business, and PI is, and at the Effective Time will be, in possession of all other documentation reasonably necessary for the effective use of each such software program.
            (b)	To the best of PI's and Young's actual knowledge, there are no defects in any of the software offered by PI in connection with its business which would in any material and adverse respect affect the functioning of any such software in accordance with the specifications therefor published by PI or heretofore provided to any customers or prospective customers of PI, and each piece of such software, together with all know-how and processes used in connection therewith, functions as intended, conforms to all applicable industry standards, contains all current revisions of such software and includes all computer programs, materials, tapes, know-how, object and source codes and procedures used by PI in the conduct of its business.
      4.13	Receivables; Payables.
(a)	All accounts receivable of PI which are or will be reflected on the PI
Interim Financial Statements at the Effective Time will arise in the ordinary course of business out of bona fide sales and deliveries of goods, services or other business transactions.  All accounts receivables of PI are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims of which iWorld is aware, are current and to the knowledge of
 PI, collectible, and will be collected in accordance with their terms at their recorded amounts, except as adjusted to reflect Schedules "1" and "2".
(b)	All accounts payable (including, without limitation, taxes payable)
reflected on the PI Interim Financial Statements at the Effective Time and all
accounts payable of PI arising subsequent to the Effective Time, have been, will be and are being paid in the ordinary course of its business and consistent with past practice, except as adjusted to reflect Schedules "1" and "2".
      4.14	Licenses, Permits and Consents; Compliance with Applicable Law.
            (a)	PI possesses all licenses and permits which individually or in the aggregate are material to the conduct of the business of PI or any of its employees by reason of such employee's activities on behalf of PI under applicable law or required by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of PI, and all of such listed licenses and permits are in full force and effect as of the date hereof and will remain in full force and effect following the consummation of the transactions contemplated hereby.  PI and Young have not received notice and have no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.
            (b)	PI is not in material violation or breach of any, and the
business and operations of PI comply in all material respects and are being conducted in accordance with, all material governing laws, regulations and ordinances applicable thereto and PI is not in material violation of or in material default under any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.
      4.15	Insurance.  PI maintains insurance covering its properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which PI operates, but in any event in amounts sufficient to prevent PI from becoming a co-insurer or self-insurer, with provision for reasonable deductibles.
      4.16	Tax Matters.  PI has timely filed all required federal, state, local, foreign and other governmental tax returns and reports required to be filed by it for all taxable periods ending on or before the Effective Time.  As of the time of filing, such returns and reports were true, complete and correct and were made on a proper basis.  All federal, state, local and foreign income, unincorporated business, gross receipts, sales, franchise, profits, property, capital, intangibles, employment, excise or other taxes, fees, stamp taxes, duties, penalties, assessments, governmental charges or other payments
(collectively "Tax" or "Taxes") for all periods up to and including June 30,
2004 have been duly paid or withheld or are, or will on the date hereof be, adequately reserved for or withheld in accordance with GAAP applied on a consistent basis and allfederal, state and local tax laws.
      4.17	Books and Records.  The corporate minute books, stock certificate books, stock registers and other corporate records of PI are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.
      4.18.	Entire Business.  No portion of the business of PI is conducted by third parties and all of the assets necessary for the conduct of the business of PI as presently conducted are owned by or leased to PI.  All such assets are exclusively owned or leased and used by PI and its customers.
      4.19.	Employee Benefit Plans.  Each employee benefit plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Internal Revenue
 Code (the "Code"), and other applicable laws.  All required reports and descriptions have been filed or distributed appropriately with respect to each such employee benefit plan.
      4.20	Suppliers and Customers.
            (a)	PI and Young have no knowledge or information or reason to
believe that any significant supplier has ceased, or intends to cease, to sell goods or services to PI or has substantially reduced, or intends to substantially reduce, the sale of such goods or services either as a result of the transaction contemplated by this Agreement or otherwise or intends to sell such goods and services other than on terms and conditions similar to those imposed on prior sales to PI.
            (b)	PI and Young have no knowledge that any of its significant
customers has ceased, or intends to cease, to purchase goods from PI, either as a result of the transaction contemplated hereby or otherwise.
      4.21	Product Warranties, Product Return Policies and Service Warranties.
  To the best of PI's and Young's knowledge, each product or service developed, sold or provided by PI has been in conformity with all applicable contractual commitments and all express and implied warranties, and PI has no liability for replacement or repair thereof or other damages in connection therewith.  No product or service developed, sold or provided by PI is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.  There are no pending and suspected claims or demands nor threatened claims or demands, seeking return, replacement and/or repair of products pursuant to warranties extended by PI prior to the Effective
 Date.
      4.22	Employees: Labor Matters.
            (a)	No officer, employee or consultant of PI is, or is now
anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or consultant to be employed or engaged by
 PI because of the nature of the business conducted or to be conducted by PI or relating to the use of trade secrets or proprietary information of others, and to the knowledge of PI and Young; the continued employment or engagement of
 PI's officers, employees or consultants does not subject PI to any liability with respect to any of the foregoing matters.
            (b)	No officer, consultant or key employee of PI whose
termination, either individually or in the aggregate, could have a material adverse effect on PI, has terminated or will terminate at the Effective Date; or
 has any present intention of terminating, his employment or engagement with PI, nor has any such person been, or been proposed to be terminated by PI.
            (c)	PI is not a party to any collective bargaining agreements.
There is no unfair labor practice or employment discrimination or other employment related complaint, grievance or proceeding against either of PI or
Young, or against any person or entity with respect to any employee of PI pending or threatened before the National Labor Relations Board or any federal, state, local or foreign governmental entity or regulatory body.  To the knowledge of Pi and Young, there is no basis for any such complaint, grievance or proceeding.
            (d)	PI is in compliance in all material respects with all
applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including all EEOC laws and regulations.  PI has fully complied with all applicable provisions of COBRA and has no obligations with respect to any former employees qualifying beneficiaries thereunder.  PI enjoys satisfactory relations with its employees and agents.
      4.23	Environmental, Health and Safety Matters.  PI is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, and no material expenditures will be required in order to comply with any such statute, law or regulation.
      4.24	Absence of Certain Business Practices.  PI's directors, officers, employees or agents nor any other person or entity or entity acting on its or their behalf has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person or entity or entity who is or may be in a position to help or hinder the business of PI or assist PI in connection with any actual or proposed transaction which (i) might subject either of PI or Young to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) might have had a material adverse effect on PI if not given in the past or (iii) might materially adversely affect the condition (financial or otherwise), business, assets, liabilities, operations or prospects of PI or which might subject PI to suit or penalty in any private or governmental litigation or proceeding if not continued in the future.
      4.25	Disclosure.  Neither this Agreement nor any certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of PI or by any of PI's directors or officers or by Young, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.  There is no fact or circumstances known to PI or Young which materially and adversely affects or which may materially and adversely affect
PI's business, prospects or financial condition or its assets, which has not been set forth in this Agreement, certificates or statements furnished in writing to iWorld in connection with the transactions contemplated by this
Agreement.
      4.26	Broker's or Finder's Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, PI or Young who might be entitled to any fee or commission upon the consummation of the transactions contemplated hereby or thereafter.
ARTICLE 5: CONDITIONS TO CONSUMMATION OF THE TRANSACTION.
      5.1	Conditions to Obligations of Each Party.  The respective obligations of each party to effect the share exchange are subject to the satisfaction, at or prior to the Effective Time, of the following conditions:
            (a)	This Agreement shall have been approved and adopted by the
 requisite affirmative vote or written consent of the shareholders of  PI in accordance with applicable law.
            (b)	No statute, rule, regulation, executive order, decree,
judgment or injunction shall have been enacted, entered, promulgated or be in force by any court or governmental authority which prohibits or restricts the consummation of the share exchange; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated.
            (c)	PI shall have each delivered to iWorld, financial statements and balance sheets as of the Effective Time identified herein in Section 4.5(b)
 with respect to PI  (the  "Interim Financial Statements").
      5.2	Conditions to Obligations of iWorld.  iWorld's obligation to consummate the share exchange shall be subject to fulfillment on or before the
Effective Time of each of the following conditions, unless waived in writing by
 iWorld:
            (a)	The representations and warranties of PI and Young set forth in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Effective Time with the same force and effect as if made on and as of the
Effective Time, and PI and Young shall have performed or complied in all material respects with all agreements, conditions and covenants required by this
Agreement to be performed or complied with by it on or before the Effective
Time.
            (b)	PI shall have delivered to iWorld a certificate of the
Secretary of PI certifying  that this Agreement has been approved and adopted by not less than a majority of the Board of Directors and the stockholders of PI of each class entitled to vote on the matter.
            (c)	iWorld shall have received all documents it may reasonably
request relating to the existence of PI and the authority of PI to enter into this Agreement and to consummate the transactions contemplated hereby.
            (d)	All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby, or incidental hereto or thereto, and all other related legal matters shall have been approved by iWorld.
            (e)	All approvals, authorizations and consents required for PI and
 Young to consummate the share exchange shall have been obtained on terms and conditions satisfactory to iWorld and shall be in full force and effect, and
iWorld shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel of the granting of such approvals, authorizations and consents.
            (f)	No objections to the share exchange shall have been made in
accordance with any applicable provisions of  Texas law.
            (g)	There shall be no effective injunction, writ or preliminary
restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided or which is reasonably likely to have any material adverse effect on the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of PI.
            (h)	Since the date of the PI Balance Sheet there shall not have
been, and at the Effective Time there shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of PI except as otherwise provided in this Agreement, and iWorld shall have received a certificate of the President of PI to the foregoing effect.
		(i) Young shall have executed an Employment Agreement with PI in the form attached as Schedule "4" hereto, at the Eeffective Time.
			(j)	All employees of PI shall have executed
confidentiality, non-compete and non-solicitation agreements with PI as of the Effective Time in form satisfactory to iWorld.
		(k)	All trademarks, copyrights, patents, patent applications,
know-how and other intellectual property used, developed or material to the present and future operation of the business of PI shall be owned by PI, and any such items not currently assigned to or owned by PI shall be transferred to it by such means as iWorld shall designate as of the Effective Time.
		(l)	All loans, advances, notes payable and similar balance sheet items payable by PI to Young. Except outstanding expense reports, or by Young to PI shall be discharged and removed from PI's financial statements at the
Effective date, with appropriate charges to expense, income, equity or other accounts to reflect the discharge, and PI and Young shall be deemed to have waived and released any and all claims thereto by executing this Agreement.
      5.3	Additional Conditions to Obligations of PI.  The obligations of PI to effect the Merger are also subject to the following conditions:
            (a)	The representations and warranties of iWorld contained in this
 Agreement shall be true and correct in all material respects at the Effective
Time, and iWorld shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.
            (b)	iWorld shall have delivered to PI a certificate of the
Secretary of iWorld certifying that (i) the resolutions of the Board of
Directors of iWorld authorizing the transactions contemplated hereby have not been revoked, suspended or amended and remain in full force and effect, and (ii)
 this Agreement has been approved and adopted by not less than a majority of the
 Board of Directors of iWorld.
            (c)	PI and Young shall have received all documents they may
reasonably request relating to the existence of iWorld and the authority of
iWorld to enter into this Agreement and to consummate the transactions contemplated hereby.
            (d)	There shall be no effective injunction, writ or preliminary
restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided or which is reasonably likely to have any material adverse effect on the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of iWorld.


ARTICLE 6:	NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
      All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the person delivering the same.  All representations and warranties shall survive the Effective Time and shall not be affected by any investigation at any time made by or on behalf of PI or Young, on the one hand, or iWorld, on the other hand.
ARTICLE 7:	INDEMNIFICATION
            (a)	iWorld hereby agrees to indemnify and hold harmless PI and its affiliates from and against any liabilities, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys' fees) of any nature (any or all of the foregoing are herein referred to as "Loss") insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Effective Time, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach)
of any of the warranties, covenants or agreements made by iWorld in this
Agreement or in any certificate, schedule, document or Exhibit referenced hereby or attached hereto.
            (b)	PI hereby agrees to indemnify and hold harmless iWorld and its affiliates from and against any Loss insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Effective
Time, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by PI in this Agreement or in any certificate, schedule, document or Exhibit referenced hereby or attached hereto.
ARTICLE 8:	GENERAL PROVISIONS
      8.1	Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.
      8.2	Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
      8.3	Governing Law; Venue.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to conflict of laws.
      8.4	Assignment.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.
      8.5	Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
      8.6	Notices.  All notices, requests, claims, demands and other
communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to iWorld:

Robert Hipple, CEO,
iWorld Projects & Systems, Inc.
3834 Sunflower Court
Orlando, FL 32953
Telephone: 407-810-6125
Fax: 407-386-3074
      e-mail: rhipple@iworldprojects.com

      if to PI or Young:

      Michael W. Young
      Process Integrity, Inc..
      5840 W. I-20, Suite 150
      Arlington, TX  76017
      Telephone  817-561-6600
      Facsimile    817-561-5339
      e-mail: young@progressintegrity.com
or to such other address as the person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.
      8.7	Descriptive Headings; Table of Contents.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  The
Table of Contents preceding this Agreement is not a part hereof.


      8.8	Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.
      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

PROCESS INTEGRITY, INC.

a Texas corporation


By:							Date:
Michael W. Young, President


____________________________________	Date: ___________________
Michael W. Young, as sole shareholder of Process Integrity, Inc.

iWORLD PROJECTS & SYSTEMS, INC.
a Florida corporation


By:							Date:
Robert Hipple, CEO

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AGREEMENT & PLAN OF ACQUISITION


CONFIDENTIAL

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